                             TAMPA ELECTRIC COMPANY


                                       and


                              THE BANK OF NEW YORK
                                   As Trustee


                                  ------------


                          FOURTH SUPPLEMENTAL INDENTURE

                           dated as of August 15, 2002

                           Supplementing the Indenture

                            dated as of July 1, 1998


                                  ------------


                                  $150,000,000


                              5.375% Notes Due 2007


                                  $400,000,000


                              6.375% Notes Due 2012

                                TABLE OF CONTENTS

                                                                            PAGE



ARTICLE ONE    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........2
    Section 101.   Definitions................................................2
    Section 102.   Section References.........................................3

ARTICLE TWO    DESIGNATION AND TERMS OF THE 2007 NOTES........................4
    Section 201.   Establishment of Series....................................4
    Section 202.   Variations in Terms of the 2007 Notes......................4
    Section 203.   Amount and Denominations; the Depositary...................4
    Section 204.   Interest Rates and Interest Payment Dates..................4
    Section 205.   Form and Other Terms of the 2007 Notes.....................5
    Section 206.   Authentication and Delivery................................5
    Section 207.   Redemption; No Sinking Fund................................5

ARTICLE THREE  Designation and Terms of the 2012 Notes........................6
    Section 301.   Establishment of Series....................................6
    Section 302.   Variations in Terms of the 2012 Notes......................6
    Section 303.   Amount and Denominations; the Depositary...................6
    Section 304.   Interest Rates and Interest Payment Dates..................6
    Section 305.   Form and Other Terms of the 2012 Notes.....................7
    Section 306.   Authentication and Delivery................................7
    Section 307.   Redemption; No Sinking Fund................................7

ARTICLE FOUR   APPROVAL OF AMENDMENT TO SECTION 801 OF ORIGINAL INDENTURE.....8

ARTICLE FIVE   PAYMENTS IN THE EVENT OF CERTAIN TRANSACTIONS..................8

ARTICLE SIX    MISCELLANEOUS..................................................9
    Section 601.   Effect On Original Indenture...............................9
    Section 602.   Counterparts...............................................9
    Section 603.   Recitals...................................................9
    Section 604.   Governing Law..............................................9

     This Fourth Supplemental Indenture, dated as of August 15, 2002, is between Tampa Electric Company, a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "COMPANY") and having its principal office at 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York, as trustee (hereinafter called the "TRUSTEE") and having its principal corporate trust office at 101 Barclay Street, 8th Floor West, New York, New York 10286.

                                   WITNESSETH:

     WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 1, 1998 (the "ORIGINAL INDENTURE"), pursuant to which one or more series of debt securities of the Company (the "SECURITIES") may be issued from time to time; and

     WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

     WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

     WHEREAS, the Company and the Trustee have entered into supplemental indentures, including a Third Supplemental Indenture, dated as of June 15, 2001 (the "THIRD SUPPLEMENTAL INDENTURE"), pursuant to which the Company amended
Section 801 of the Original Indenture; and

     WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of two series of Securities to be known as the Company's "5.375% Notes Due 2007" (the " 2007 NOTES") and "6.375% Notes Due 2012" (the
"2012 NOTES", and together with the 2007 Notes, the "NOTES") and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and

     WHEREAS, the Company and the Trustee desire to enter into this Fourth Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

     WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fourth Supplemental Indenture; and

     WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101. DEFINITIONS

     All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Fourth Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture."

     "2007 NOTE INTEREST RATE" shall have the meaning set forth in Section 204 hereof.

     "2012 NOTE INTEREST RATE" shall have the meaning set forth in Section 304 hereof.

     "ADJUSTED TREASURY RATE" means, with respect to any redemption date:

          (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, as defined below, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

          (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

     "BUSINESS DAY" shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to, with respect to the 2007 Notes, the remaining term of the 2007 Notes to be redeemed, and, with respect to the 2012 Notes, the remaining term of the 2012 Notes to be redeemed, that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes (the "REMAINING LIFE").

     "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "DEPOSITARY" shall mean The Depository Trust Company or any successor depositary.

     "INDEPENDENT INVESTMENT BANKER" means any of Salomon Smith Barney Inc., Barclays Capital Inc. and J.P. Morgan Securities Inc., or any of their respective successors, as designated by the Company, or if those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "INTEREST PAYMENT DATE" shall mean August 15 and February 15 of each year.

     "ORIGINAL ISSUE DATE" shall mean the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of each Note.

     "RECORD DATE" shall mean the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

     "REFERENCE TREASURY DEALER" means:

          (i) Salomon Smith Barney Inc., Barclays Capital Inc. and J.P. Morgan Securities Inc., and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company will substitute another Primary Treasury Dealer; and

          (ii) up to two other Primary Treasury Dealers selected by the Company.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     SECTION 102. SECTION REFERENCES

     Each reference to a particular section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

                                  ARTICLE TWO

                     DESIGNATION AND TERMS OF THE 2007 NOTES

     SECTION 201. ESTABLISHMENT OF SERIES

     There is hereby created a series of Securities to be known and designated as the "5.375% Notes Due 2007" (the "2007 NOTES"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the 2007 Notes shall constitute a single series of Securities.

     SECTION 202. VARIATIONS IN TERMS OF THE 2007 NOTES

     Subject to the terms and conditions set forth in the Original Indenture and in this Fourth Supplemental Indenture, the terms of any particular 2007 Note may vary from the terms of any other 2007 Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular 2007 Note will be set forth in such 2007 Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

     SECTION 203. AMOUNT AND DENOMINATIONS; THE DEPOSITARY

     The initial principal amount of 2007 Notes that may be issued under this Fourth Supplemental Indenture shall be $150,000,000. Additional 2007 Notes may be issued under this Fourth Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of 2007 Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

     The 2007 Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary, or its nominee who is hereby designated as "U.S. Depositary" under the Original Indenture.

     SECTION 204. INTEREST RATES AND INTEREST PAYMENT DATES

     (a) Interest Rate. The 2007 Notes shall bear interest at the annual rate of 5.375% (the "2007 NOTE INTEREST RATE") from the Original Issue Date to, but excluding August 15, 2007. Interest on the 2007 Notes will be payable semi-annually on each Interest Payment Date, commencing on February 15, 2003. Such interest will be payable to the holder thereof as of the related Record Date.

     (b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding

Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     SECTION 205. FORM AND OTHER TERMS OF THE 2007 NOTES

     (a) Attached hereto as Exhibit A is the form of 2007 Note, which form is hereby established as the form in which the 2007 Notes may be issued and which shall be completed with the series designation, stated maturity, interest rate and CUSIP number applicable to the 2007 Notes upon such issuance.

     (b) Subject to (a) above, any 2007 Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Fourth Supplemental Indenture.

     SECTION 206. AUTHENTICATION AND DELIVERY

     As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers 2007 Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of 2007 Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of EXHIBIT B to this Fourth Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the 2007 Notes) for the authentication and delivery of such 2007 Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such 2007 Notes.

     SECTION 207. REDEMPTION; NO SINKING FUND

     The 2007 Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

          (i) 100% of the principal amount of 2007 Notes then outstanding to be redeemed, or

          (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2007 Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in both of the above cases, accrued and unpaid interest thereon to the redemption date.

     The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of 2007 Notes to be redeemed. If the Company elects to partially redeem the 2007 Notes, the Trustee will select in a fair and appropriate manner the 2007 Notes to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2007 Notes or portions thereof called for redemption.

     The 2007 Notes are not entitled to the benefit of any sinking fund or analogous provision.

                                  ARTICLE THREE

                     DESIGNATION AND TERMS OF THE 2012 NOTES

     SECTION 301. ESTABLISHMENT OF SERIES

     There is hereby created a series of Securities to be known and designated as the "6.375% Notes Due 2012" (the "2012 NOTES"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the 2012 Notes shall constitute a single series of Securities.

     SECTION 302. VARIATIONS IN TERMS OF THE 2012 NOTES

     Subject to the terms and conditions set forth in the Original Indenture and in this Fourth Supplemental Indenture, the terms of any particular 2012 Note may vary from the terms of any other 2012 Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular 2012 Note will be set forth in such 2012 Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

     SECTION 303. AMOUNT AND DENOMINATIONS; THE DEPOSITARY

     The initial principal amount of 2012 Notes that may be issued under this Fourth Supplemental Indenture shall be $400,000,000. Additional 2012 Notes may be issued under this Fourth Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of 2012 Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

     The 2012 Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary, or its nominee who is hereby designated as "U.S. Depositary" under the Original Indenture.

     SECTION 304. INTEREST RATES AND INTEREST PAYMENT DATES

     (a) INTEREST RATE. The 2012 Notes shall bear interest at the annual rate of 6.375% (the "2012 NOTE INTEREST RATE") from the Original Issue Date to, but excluding, August 15, 2012. Interest on the 2012 Notes will be payable semi-annually on each Interest Payment Date, commencing on February 15, 2003. Such interest will be payable to the holder thereof as of the related Record Date.

     (b) COMPUTATION OF INTEREST. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     SECTION 305. FORM AND OTHER TERMS OF THE 2012 NOTES

     (a) Attached hereto as EXHIBIT A is the form of 2012 Note, which form is hereby established as the form in which the 2012 Notes may be issued and which shall be completed with the series designation, stated maturity, interest rate and CUSIP number applicable to the 2012 Notes upon such issuance.

     (b) Subject to (a) above, any 2012 Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Fourth Supplemental Indenture.

     SECTION 306. AUTHENTICATION AND DELIVERY

     As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers 2012 Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of 2012 Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of EXHIBIT B to this Fourth Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the 2012 Notes) for the authentication and delivery of such 2012 Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such 2012 Notes.

     SECTION 307. REDEMPTION; NO SINKING FUND

     The 2012 Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

          (i) 100% of the principal amount of 2012 Notes then outstanding to be redeemed, or

          (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2012 Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points (0.30%), as calculated by an Independent Investment Banker, plus, in both of the above cases, accrued and unpaid interest thereon to the redemption date.

     The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of 2012 Notes to be redeemed. If the Company elects to partially redeem the 2012 Notes, the Trustee will select in a fair and appropriate manner the 2012 Notes to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2012 Notes or portions thereof called for redemption.

     The 2012 Notes are not entitled to the benefit of any sinking fund or analogous provision.

                                  ARTICLE FOUR

           APPROVAL OF AMENDMENT TO SECTION 801 OF ORIGINAL INDENTURE

     The Holders of the Notes, by their acquisition thereof, shall be deemed to have approved the amendment of Section 801 of the Original Indenture as such amendment is set forth in Section 303 of the Third Supplemental Indenture.

                                  ARTICLE FIVE

                  PAYMENTS IN THE EVENT OF CERTAIN TRANSACTIONS

     In the event that the payment of the principal of and interest on the Notes has been expressly assumed pursuant to Section 801(1) of the Original Indenture, as amended by the Third Supplemental Indenture, by a Corporation or Person organized and existing under the laws of a foreign jurisdiction (a "FOREIGN SUCCESSOR") and such Foreign Successor is required to withhold any taxes, duties or other governmental charges with respect to such principal or interest payments (collectively, a "FOREIGN WITHHOLDING TAX") imposed or levied by such foreign jurisdiction or a political subdivision thereof, then such Foreign Successor shall pay such additional amounts ("ADDITIONAL AMOUNTS") included in the interest or principal otherwise then due and payable as are necessary so that the net amount received by each Holder of the Notes after the withholding of any Foreign Withholding Tax (including any Foreign Withholding Tax imposed with respect to such Additional Amounts) will not be less than the amount of interest or principal then otherwise due and payable. However, the Foreign Successor shall not be required to pay any Additional Amounts to the extent that
(i) a Foreign Withholding Tax is imposed or levied because of a present or former connection between the Holder of the Notes (or the beneficial owner of such securities) and the foreign jurisdiction, other than a connection arising solely from the Holder (or beneficial owner) having received a payment of principal of or interest on the Notes, or (ii) to the extent that the Foreign Withholding Tax is imposed or levied because the Holder (or beneficial owner) has not made a declaration of non-residence in, or other lack of connection with, the foreign jurisdiction or any similar claim for exemption from, or reduction of, withholding tax, provided that the Foreign Successor or its agent notifies the Holder of the Notes of the requirement for such a declaration or claim in a reasonable and timely manner.

                                  ARTICLE SIX

                                  MISCELLANEOUS

     SECTION 601. EFFECT ON ORIGINAL INDENTURE

     The Fourth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fourth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall together constitute one and the same instrument.

     SECTION 602. COUNTERPARTS

     This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 603. RECITALS

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

     SECTION 604. GOVERNING LAW

     This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date and year first written above.



                                   TAMPA ELECTRIC COMPANY



                                   By: /s/ Robert D. Fagan
                                      -----------------------------------------
                                        Name: Robert D. Fagan
                                        Title: Chairman of the Board and Chief
                                        Executive Officer





                                   THE BANK OF NEW YORK, AS TRUSTEE



                                   By: /s/ Mary K. Lagumina
                                      -----------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                                  FORM OF NOTE

                                                 PRINCIPAL AMOUNT:  $___________

REGISTERED NO. ___

                             TAMPA ELECTRIC COMPANY

                            _______% Notes Due ______

|X|  Check this box if the Note is a Global Note.
     Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                         ------------------------------

ORIGINAL ISSUE DATE:                     INTEREST PAYMENT DATES:                  SINKING FUND:  N/A
_________                                ________ and ________ of each year,
                                         commencing _________.                    YIELD TO MATURITY:  N/A
ISSUE PRICE:  ________% (as a
percentage of principal amount)          SPECIFIED CURRENCY:  U.S. dollars        REDEMPTION:  Redeemable in whole or
                                                                                  in part, at the Company's option,
STATED MATURITY:  _______                AUTHORIZED DENOMINATIONS:  N/A (Only     from time to time at the redemption
                                         applicable if specified currency is      prices described on the reverse of
INTEREST RATE:  ______% per annum.       other than U.S. dollars.)                this Note.

                                                                                  REMARKETING PROVISIONS: N/A

                                                                                  DEPOSITARY:  The Depository Trust
                                                                                  Company

     TAMPA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Florida (herein called the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York, or its successor in trust (the "TRUSTEE") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

     Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date, which is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

     Interest on this Note will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, TAMPA ELECTRIC COMPANY has caused this instrument to be duly executed.



Dated:
      -------------------------

TRUSTEE'S CERTIFICATE                         TAMPA ELECTRIC COMPANY
OF AUTHENTICATION

This is one of the series designated
therein referred to in the within-            By:
mentioned Indenture.                              ------------------------------
                                                  Name:
THE BANK OF NEW YORK,                             Title:
as Authenticating Agent for the Trustee




By:-------------------------------------
         Authorized signatory

                                (REVERSE OF NOTE)

                             TAMPA ELECTRIC COMPANY

                            ______% Notes Due ______

     This Note is one of a duly authorized series of securities of the Company (herein called the "NOTES"), issued and to be issued under an Indenture dated as of July 1, 1998, as supplemented by the Fourth Supplemental Indenture, dated as of August 15, 2002 (as such has been or shall be amended or supplemented, the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

                                   DEFINITIONS

     The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

     "ADJUSTED TREASURY RATE" means, with respect to any redemption date:

     (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, as defined below, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

     "BUSINESS DAY" shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (the "REMAINING LIFE").

     "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "DEPOSITARY" shall mean The Depository Trust Company or any successor depositary.

     "INDEPENDENT INVESTMENT BANKER" means any of Salomon Smith Barney Inc., Barclays Capital Inc. and J.P. Morgan Securities Inc. or any of their respective successors, as designated by the Company, or if those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "INTEREST PAYMENT DATE" shall mean August 15 and February 15 of each year.

     "REFERENCE TREASURY DEALER" means:

     (i) Salomon Smith Barney Inc., Barclays Capital Inc. and J.P. Morgan Securities Inc., and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company will substitute another Primary Treasury Dealer; and

     (ii) up to two other Primary Treasury Dealers selected by the Company.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                                  INTEREST RATE

     This Note will bear interest at the rate per annum (computed based on a 360-day year consisting of twelve 30-day months) identified on the face of this Note. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                               OPTIONAL REDEMPTION

     The Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

     (i) 100% of the principal amount of the Notes then outstanding to be redeemed, or

     (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus ____ basis points (____%), as calculated by an Independent Investment Banker, plus, in both of the above cases, accrued and unpaid interest thereon to the redemption date.

     The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     The Notes are not entitled to the benefit of any sinking fund or analogous provision.

                              TRANSFER OR EXCHANGE

     As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


                                OTHER PROVISIONS

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM                                        as tenants in common
TEN ENT                                        as tenants by the entireties
JT TEN                                         as joint  tenants  with right of
                                               survivorship  and not as
                                               tenants in common
UNIF GIFT MIN ACT--        CUSTODIAN           under Uniform Gifts to Minors Act
                   --------         -------
                 (Custodian)        (Minor)


                   ------------------------
                           (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee
----------------------------------------

----------------------------------------



--------------------------------------------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


the within Security of TAMPA ELECTRIC COMPANY and does hereby irrevocably constitute and appoint
                      ----------------------------------------------------------

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:
      ------------------------          ----------------------------------------


                                        ----------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                             TAMPA ELECTRIC COMPANY

                             _____ % NOTES DUE 20__

                           SUPPLEMENTAL COMPANY ORDER


     Pursuant to Section [206][306] of Article [Two][Three] of the Fourth Supplemental Indenture, dated as of August 15, 2002, to the Indenture, dated as of July 1, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $________________. [The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.]

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________,
____.


                                     TAMPA ELECTRIC COMPANY


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title: